Exhibit 10.12

[English Translation]

Power Of Attorney Agreement

Date: December 9, 2016

We, Ningbo Yuanfeng Venture Capital L.P., a limited partnership incorporated and existing under the laws of the PRC with its registered address at Room 621, Office Building 6, Business Center, Meishan Avenue, Beilun District, holds 15.73% of the entire registered capital (“Our Equity Interest”) of Beijing Happy Time Technology Development Co., Ltd. (the “Domestic Company”). We hereby issue this Power of Attorney Agreement to specify the following matters concerning Our Equity Interest:

1. We irrevocably authorize Qufenqi (Ganzhou) Information Technology Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney Agreement:

The WFOE is hereby authorized to act as our sole agent and authorized representative to act on behalf of us with respect to all matters relating to Our Equity Interest, including, without limitation: (1) to propose, convene and attend the shareholders’ meeting of the Domestic Company; (2) to exercise all shareholder rights and voting rights available to us under the laws of the PRC and the articles of association of the Domestic Company, including, without limitation, the right to sell, transfer, pledge or dispose of all or a part of Our Equity Interest; and (3) to nominate and appoint the legal representative (chairman of the board of directors), directors, supervisors, chief executive officer (or manager) and other senior officers of the Domestic Company on behalf of us.

2. Without limiting the generality of the power granted hereunder, the WFOE shall have the right and authority hereunder to enter into the relevant transfer contract set forth in the exclusive call option contract on behalf of us to the extent that we are required to be a party thereto, and perform the terms of the equity pledge contract and the exclusive call option contract, dated even date herewith, to which we are a party or execute any documents required to be executed thereunder.

3. Without limiting the generality of the power granted hereunder, we irrevocably acknowledge, agree and authorize that the WFOE may decide, at its sole and absolute discretion and on an exclusive basis, the disposal of Our Equity Interest, including, without limitation, sale, transfer, grant, offer, pledge, creation of encumbrance over, exchange or other disposal of Our Equity Interest to a third party designated by the WFOE (similarly hereinafter), as required in specific circumstances and based on the ordinary resolutions of its board of directors, and such decisions made by the WFOE pursuant to the power hereunder shall be legally binding upon us and Our Equity Interest. For this purpose, we acknowledge and agree that the WFOE shall: (1) enter into documents required for the disposal of Our Equity Interest decided by the WFOE, including, without limitation, sale agreements, transfer agreements, and resolutions of the Domestic Company, (2) cause such members of the board of directors and authorized representatives to the shareholders’ meeting as recommended or appointed by us to cast affirmative votes at the meetings of the board of directors and/or shareholders’ meeting of the Domestic Company relating to the disposal of Our Equity Interest decided by the WFOE, or to execute and adopt the relevant resolutions of the board of directors or shareholders’ meeting of the Domestic Company; (3) be hereby irrevocably authorized as our agent to execute all such necessary documents on behalf of us, in which case such documents executed by the WFOE on behalf of us shall be legally binding upon us; (4) take all other steps necessary or advisable for the disposal of Our Equity Interest decided by the WFOE, including, without limitation, to issue, execute, deliver and/or submit to governmental authorities or third parties documents, agreements, certificates or statements, to assist the Domestic Company, the WFOE and third parties to obtain all governmental approvals, permissions, licenses, registrations and filings required for the implementation of such disposal of Our Equity Interest, and to provide other cooperation and convenience, in order for such disposal to be promptly and validly implemented to the extent that it involves the rights and obligations of the parties.

4. The WFOE shall have the right to delegate or assign, at its own discretion, its rights relating to the matters above to any other individual or entity without the prior notice to or the prior consent of us.

5. As long as we are a shareholder of the Domestic Shareholder, this Power of Attorney Agreement shall be irrevocable and continue in force as from the date hereof, unless the contrary is indicated by the WFOE in writing. Once the WFOE notifies us in writing to terminate this Power of Attorney Agreement in whole or in part, we shall immediately withdraw all mandates and authorities hereby granted to the WFOE above, and immediately execute a power of attorney Agreement in the same form as this Power of Attorney Agreement to grant to another person nominated by the WFOE the same authorities and mandates as granted hereunder.

6. This Power of Attorney Agreement shall be binding upon our successors and assignees, and we shall cause our successors or assignees, if applicable, to execute similar power of attorney Agreement.

7. We hereby waive, and shall not exercise, all rights granted to the WFOE relating to Our Equity Interest hereunder during the term of this Power of Attorney Agreement.

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[Signature Page to Power of Attorney Agreement]

Principal: Ningbo Yuanfeng Venture Capital L.P.
(Affix Company Seal)

(Seal)

By:	/s/ Yi Cao
Name:	Yi Cao

[Signature Page to Power of Attorney Agreement]

Agent: Qufenqi (Ganzhou) Information Technology Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo